Exhibit 10.15a

ADDENDUM

This is an Addendum to that Coal Sales Agreement entered into on the 21ST day of July 2003, by and between Kentucky Energy Consultants, Inc. ("KECI") and Eastern Consolidated Energy, Inc. ("ECEI").

For ten dollars and other good and adequate consideration the adequacy of which is hereby acknowledged, Paragraph 7 of the above Agreement is hereby amended as follows:

Effective February 1, 2005, the fees and commissions to be paid to KECI for its services by ECEI will be two and one half percent (2 1/2%) of the gross sales price received by ECEI for any and all coal sold by ECEI on purchase orders and/or contracts on either the spot or contract arrangements. Payments made by ECEI to KECI will be made within three days from the time ECEI receives payment from coal purchaser.

WITNESS  this 18th day of January 2005.


Eastern Consolidated Energy, Inc.

By:/s/David W. Guthrie
      David W. Guthrie, President


Kentucky Energy Consultants, Inc.

By:/s/Larry Hunt
      Larry Hunt, President